UNITES STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported)                        December 28, 2004

Berkshire Income Realty, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-31659	32-0024337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Beacon Street, Boston, Massachusetts	02108
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code                  (617) 523-7722

                                                             (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Berkshire Income Realty, Inc. (the “Registrant”) hereby files this Amendment No. 1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 3, 2005 (the “Form 8K”), to amend Item 9.01 therein as provided herein.

At the time of filing of the Form 8-K disclosing the acquisition of the Yorktowne at Olde Mill Apartments (“Yorktowne”) by the Registrant, the financial statements of the acquired property were not available. The Registrant indicated that it would file the necessary financial information within seventy-one days after the date that the Form 8-K had to be filed.

Upon further review of the requirements of Rules 3-05 and 3-14 of Regulation S-X promulgated by the SEC and Item 9.01 of Form 8-K, the Registrant has determined that financial statements for the property acquired and the pro forma financial information of the Registrant reflecting the property purchased are not required to be filed as the acquisition of Yorktowne is not deemed “significant” by the Registrant.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The Registrant has determined that the financial statements for the property purchased are not required to be filed as the acquisition of Yorktowne is not deemed “significant” by the Registrant.

(b) Pro Forma Financial Information

The Registrant has determined that the pro forma financial information of the Registrant reflecting the property purchased is not required to be filed as the acquisition is not deemed “significant” by the Registrant.

(c)     Exhibits.

Exhibit 10.1      Real Estate Sale Agreement dated December 15, 2004, between EQR-Yorktowne Vistas, Inc. and BIR Yorktowne, L.L.C. *

*Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE INCOME REALTY, INC.

January 11, 2005	/s/ David C. Quade
David C. Quade
President and Chief Financial Officer